Exhibit 99.1

CytoSorbents Provides U.S. FDA and Health Canada Regulatory Update for DrugSorb-ATR

PRINCETON, N.J., July 2, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in blood purification therapies for life-threatening conditions in the intensive care unit and cardiac surgery, today provided a regulatory update on its marketing applications for DrugSorb™-ATR with the U.S. Food and Drug Administration (FDA) and Health Canada. DrugSorb-ATR is an FDA-designated Breakthrough Device designed to reduce the severity of bleeding in patients undergoing coronary artery bypass grafting (CABG) surgery within 2 days of stopping the antiplatelet drug Brilinta® (ticagrelor, AstraZeneca), a commonly used blood thinner.

U.S. FDA Update:

On June 27, 2025, the FDA confirmed the scheduling of an appeal hearing date for the Company’s requested supervisory review (administrative appeal) under 21 CFR 10.75. The Company continues to believe remaining deficiencies in its De Novo Request can be effectively resolved through this supervisory review process that enables direct interaction and engagement with FDA senior leadership and our external experts, which is expected to complete by the end of August 2025.

Health Canada Update:

On June 26, 2025, Health Canada issued a Notice of Refusal of the Company’s Medical Device License application, citing non-compliance with certain Medical Devices Regulations. As part of Health Canada’s prescribed reconsideration process, the Company intends to file a Level 1 “Request for Reconsideration” with the Medical Devices Directorate Bureau Director by July 25, 2025. The prescribed reconsideration process allows for supervisory review and provides the opportunity to directly address issues raised in the Notice of Refusal with staff not involved in the original review and may include input from qualified external subject matter experts. If marketing authorization is not received as part of the reconsideration process, the Company can then file a formal Appeal with the Director General of the Medical Devices Directorate.

“We believe DrugSorb-ATR addresses a critical and growing need in cardiac surgery by helping to reduce the severity of perioperative bleeding in patients undergoing CABG surgery on Brilinta®,” said Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “With no other approved therapies currently available to patients and cardiac surgeons in the U.S. and Canada, we believe DrugSorb-ATR offers a highly differentiated solution to this large and underserved market. We remain confident in the strength of our regulatory submissions and are committed to working through the appeals processes in a timely manner with both FDA and Health Canada to bring this FDA Breakthrough Designated therapy to the tens of thousands of patients at risk and the surgical teams that operate on them each year in these countries. We continue to expect final regulatory decisions by the end of this year.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with more than 270,000 devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo Request to the U.S. FDA requesting marketing authorization for the DrugSorb-ATR medical device to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. On April 25, 2025, the FDA issued a De Novo Denial Letter regarding the Company’s De Novo Request for DrugSorb-ATR, identifying remaining deficiencies that must be addressed before the De Novo Request can be granted and the device authorized for U.S. commercialization. The Company believes these items can be most effectively and expeditiously resolved through the formal appeals process, which facilitates engagement with FDA senior leadership and our external surgical experts. The Company filed its appeal with the FDA on June 18, 2025 and a hearing is now scheduled. Given the expedited timelines associated with the appeals process, the Company believes that a final regulatory decision can be achieved in 2025. In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR has not been authorized for commercialization in the U.S. or Canada.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany, our ability to resolve remaining deficiencies in the FDA denial letter and the Health Canada Notice of Refusal and/or successfully appeal the FDA’s and Health Canada’s decision, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:

Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA & Adanna G. Alexander, PhD

ICR Healthcare

ir@cytosorbents.com